DEBENTURE PURCHASE AGREEMENT

This Debenture Purchase Agreement (this “Agreement”) is dated as of November 11, 2011 between BeesFree, Inc., a corporation formed under the laws of the State of Delaware (the “Company”), and each of the entities and persons identified on the signature pages hereto (including their successors and assigns, each a “Purchaser” and collectively “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Audit Default” shall have the meaning set forth in Section 4.15.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, or any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means, except for the Merger, the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Company’s board of directors which is not approved by the Lead Investor, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

N-Exhibit 10.7 _ Form of Debenture Purchase Agreement

“Closing” means the closing of the purchase and sale of the Debentures pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Debentures have been satisfied or waived, including without limitation the Company’s written acceptance of the subscriptions as set forth in Section 2.1.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company, par value $.001 per share and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock pursuant to their terms of issuance, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Debentures” means the 8% Senior Debentures to be issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Event of Default” shall have the meaning ascribed thereto in the Debenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excepted Issuances” shall mean (i) full or partial consideration in connection with the Company’s bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by Lead Investor, (ii) the Company’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans in effect on the date of this Agreement, and (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms described on Schedule 4.18.

“Exclusivity Period” shall have the meaning ascribed to such term in Section 4.2.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Lead Investor” means collectively, the Purchasers, acting by majority in interest based on outstanding principal and interest on Debentures.

“Liens” means a lien, charge, security interest or encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Merger” means the exchange of shares among the Company’s shareholders and Merger Candidate pursuant to the Merger Agreement and the timely submission of all applicable filings with state and regulatory authorities required for the closing of such transaction.

“Merger Agreement” means the Agreement among the Company’s shareholders and Merger Candidate or between the Company, Merger Candidate and a subsidiary of Merger Candidate, to effectuate the Merger.  The Merger Agreement will contain customary representations and warranties for a transaction of that type, including the representations warranties and covenants to be made by Merger Candidate on the closing date of the Merger and substantially on the terms set forth in a term sheet attached hereto as Exhibit B.

“Merger Candidate” means a publicly traded company listed on the OTCBB, subject to the reporting requirements under Sections 13 or 15(d) of the Exchange Act and current in its reporting obligations thereunder.

“Merger Default” means the Company’s unreasonable delay or failure to consummate the Merger with Merger Candidate on the terms set forth in the Term Sheet during the Exclusivity Period without good cause.

“OTCBB” means the OTC Bulletin Board.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Financing” means that certain private placement offering pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, of Units of Merger Candidate’s securities corresponding to gross proceeds of up to $3,000,000, inclusive of the outstanding principal and interest of the Debentures being converted into Units to close concurrently with the Merger.  Such Units shall be comprised of shares of Preferred Stock and Warrants as described on the Term Sheet.

“Preferred Stock” means the preferred stock of the Merger Candidate to be issued in connection with the PIPE Financing and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall mean the aggregate of $800,000 payable by the Purchasers for an aggregate of a like amount of Debenture principal.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) any of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Term Sheet” means the Term Sheet annexed hereto as Exhibit B describing the terms of the transactions with Merger Candidate.

“Transaction Documents” means this Agreement, the Debentures, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Securities” means the Preferred Stock and Unit Warrants issuable upon conversion of the Debentures in connection with the Merger.

“Units” means the Preferred Stock and Unit Warrants to be sold to investors in the PIPE Financing and issued, in part, in exchange for the Debentures.

“Unit Warrants” means the common stock purchase warrants to be issued by Merger Candidate in connection with the PIPE Financing.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase in the aggregate, for the Purchase Price of $800,000 in principal amount of the Debentures.  Each Purchaser shall deliver to the Company, by certified check payable to the Company or by wire transfer to a bank account designated by the Company, immediately available funds equal to such Purchaser’s pro-rata portion of the Purchase Price and the Company shall deliver to each Purchaser such Purchaser’s Debentures, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, and receipt and acceptance of the Purchase Price, the Closing shall occur at such location as the parties shall mutually agree.

2.2          Deliveries.

(a)          On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)          a Debenture with a principal amount equal to such Purchaser’s Purchase Price, registered in the name of such Purchaser; and

(iii)         a certificate from an officer of the Company certifying that the approval by the Company’s Board of Directors of the execution and delivery of this Agreement and every other Transaction Document and any and all of the Company’s obligations hereunder and thereunder has been obtained.

(b)          On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser; and

(ii)          such Purchaser’s pro-rata portion of the Purchase Price by wire transfer to the account as specified by the Company.

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)          all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii)         Company’s written acceptance of subscriptions referenced in Section 2.1, which acceptance shall be at the sole discretion of the Company; and

(iv)         the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, provided the disclosures in any section or subsection of the Disclosure Schedules shall qualify only the corresponding section or subsection in this Article III, the Company hereby makes the following representations and warranties to the Purchasers on the Closing Date:

(a)           Subsidiaries.  All of the direct and indirect Subsidiaries of the Company as of the date of this Agreement and the Closing Date are identified on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no Subsidiaries as of the date of this Agreement and as of the Closing, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, (iv) a material adverse effect on the Company’s ability to consummate the Merger or the PIPE Financing in any material respect during the Exclusivity Period, (v) the occurrence of an Event of Default, or (vi) the occurrence of a Merger Default (any of (i), (ii), (iii), (iv), (v) or (vi), a “Material Adverse Effect”) and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary except as created by the Transaction Documents, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(f)           Issuance of the Debentures.  The Debentures are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer described in the Transaction Documents.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents. The issuance and sale of the Debentures will not obligate the Company to issue Common Stock or Common Stock Equivalents or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding Common Stock or Common Stock Equivalents are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or other Person is required for the issuance and sale of the Debentures.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock or Common Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company does not have and as of the Closing Date will not have any ESOP, ISOP or other stock option plans.

(h)           Financial Statements.  Schedule 3.1(h) attached hereto contains: (a) the unaudited balance sheet of the Company (the “Company Balance Sheet”) at August 28, 2011 (the “Company Balance Sheet Date”), and (b) the related statements of operations and cash flows for the period from August 4, 2011 through August 28, 2011 (the “Company Interim Financial Statements” and together with the Company Balance Sheet, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, except as may be otherwise specified in such financial statements or the notes thereto and except that the Company Financial Statements may not contain all footnotes required by GAAP and normal year-end adjustments.

(i)           Material Changes.  Since the Company Balance Sheet, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, and (C) except as set forth in Schedule 3.1(i)(ii), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any Common Stock or Common Stock Equivalents and (v) except as set forth in Schedule 3.1(i)(v), the Company has not issued any equity securities to any officer, director or Affiliate.

(j)           Litigation.  Other than as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, or investigation pending or, to the knowledge of the Company, threatened or likely against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or Proceeding which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Debentures, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any manager, director or officer thereof, is or has been the subject of any Action or Proceeding involving a claim of violation of or liability under applicable securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation or Proceeding by the Commission or any state securities administrator, secretary of state, or state agency involving the Company or any current or former director or officer of the Company.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) to the knowledge of the Company, is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”), as disclosed in Schedule 3.1(o).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  As disclosed in Schedule 3.1(p), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  A condition of the PIPE Financing will be that the Company has directors and officers insurance in place on the closing of the PIPE Financing equal to at least the amount of the PIPE Financing.

(q)           Transactions with Affiliates and Employees  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.  Copies of all employment and consulting agreements to which the Company is a party are annexed hereto as Exhibit C.

(r)           Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)           Certain Fees.  Except as set forth in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act or any other applicable law rule or regulation is required for the offer and sale of the Debentures by the Company to the Purchasers as contemplated hereby.

(u)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Debentures and the Purchasers’ ownership of the Debentures.

(v)           Material Agreements.  Schedule 3.1(v) sets forth all agreements of the Company that would otherwise be required to be filed with the Commission pursuant to the Exchange Act, if the Company were subject to the reporting requirements of the Exchange Act.

(w)           Registration Rights.  Other than as set forth on Schedule 3.1(w), no Person has any right to cause the Company to effect the registration of any securities of the Company.

(x)           Disclosure.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Debentures to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(z)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Debentures hereunder, (i) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (ii) the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary applicable tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Debentures by any form of general solicitation or general advertising.  The Company has offered the Debentures for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)           Seniority.  As of the Closing Date, no Indebtedness or other claim against the Company is senior to, or pari passu with, the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ee)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ff)           Acknowledgment Regarding Purchasers’ Purchase of Debentures.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Debentures.  The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2           Representations and Warranties of the Purchaser.  Each Purchaser, severally and not jointly, hereby represents and warrants, with respect only to itself, as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Debentures are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Debentures as principal for its own account and not with a view to or for distributing or reselling such Debentures or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Debentures in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Debentures (this representation and warranty not limiting such Purchaser’s right to sell the Debentures pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Debentures hereunder in the ordinary course of its business.  The undersigned acknowledges that (i) the Debentures will be issued pursuant to applicable exemptions from registration under the Securities Act and any applicable state securities laws, and (ii) the Debentures have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(2) thereof.  In connection therewith, the undersigned hereby covenants and agrees that it will not offer, sell, or otherwise transfer the Debentures unless and until it obtains the consent of the Company and such Debentures are registered pursuant to the Act and the laws of all jurisdictions which in the opinion of the Company may be applicable or unless such Debentures are, in the opinion of the Company, otherwise exempt from registration thereunder.

(c)           Purchaser Status.  At the time such Purchaser was offered the Debentures, it was, and at the date hereof it is, and on each date on which it converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of the Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment.  Such Purchaser has had the opportunity to ask questions and obtain information necessary to make an investment decision.  To the extent the undersigned has taken advantage of such opportunity, they have received satisfactory answers concerning the purchase of the Debentures.  Such Purchaser understands that the offer and sale of the Debentures is being made only by means of this Agreement.  Such Purchaser understands that the Company has not authorized the use of, and such Purchaser confirms that such Purchaser is not relying upon any other information, written or oral, other than material contained in this Agreement and the Transaction Documents.  Such Purchaser is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment and its financial condition is such that it has no need for liquidity with respect to its investment in the Debentures to satisfy any existing or contemplated undertaking or indebtedness.  Such Purchaser has discussed with its professional, legal, tax and financial advisers the suitability of an investment in the Company by the undersigned for its particular tax and financial situation.  All information that the undersigned has provided to the Company concerning itself and its financial position is correct and complete as of the date set forth below, and if there should be any material change in such information, the undersigned will immediately provide such information to the Company.

(e)           General Solicitation.  Such Purchaser is not purchasing the Debentures as a result of any advertisement, article, notice or other communication regarding the Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Reliance.  Such Purchaser acknowledges that the Company will be relying on the foregoing representations and warranties in making a determination as to the availability of federal and state securities laws exemptions.  The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Debentures may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Debentures other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser, in connection with the Merger, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Debentures under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Debentures in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Debentures to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Debentures to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, subject to the aforesaid, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Debentures may reasonably request in connection with a pledge or transfer of the Debentures.

4.2           Merger and PIPE Financing. The Company has not, and hereby covenants that from and after the Closing Date, and until the later of (i) the Debenture is no longer outstanding, and (ii) 90 days after the Closing Date (“Exclusivity Period”), it will not incur any indebtedness or Liens except with respect to bank loans or bank credit lines or in the ordinary course of business consistent with past practices, in the aggregate not to exceed One Hundred Thousand Dollars ($100,000) nor enter into any purchase, sale, merger or business combination transaction pursuant to which the business of another Person is combined with that of the Company, in whatever form, or enter into any other agreement or series of related agreements (including, without limitation, joint venture, sale of assets, license agreement, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the PIPE Financing and the closing of the Merger, without the prior written consent of the Lead Investor.

4.3           Integration.  From and after the Closing Date, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures to the Purchasers or the Units to be issued in the PIPE Financing in a manner that would require the registration under the Securities Act of the sale of the Debentures to the Purchasers, or the offer or issuance of the securities to be issued in the PIPE Financing, nor enter into any purchase, sale, merger or business combination transaction, other than the Merger, pursuant to which the business of another Person is combined with that of the Company, in whatever form, or enter into any other agreement or series of related agreements (including, without limitation, joint venture, sale of assets, license agreement, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the PIPE Financing and the closing of the Merger, without the prior written consent of the Lead Investor.

4.4           Conversion.  The Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures into Units in connection with the Merger.  No additional legal opinion or other information or instructions shall be required by the Company or Merger Candidate of the Purchasers to convert their Debentures.  The Company shall honor conversions of the Debentures and shall deliver Underlying Securities in accordance with the terms, conditions and time periods set forth in the Transaction Documents and Merger Agreement.

4.5           Publicity.  The Company and the Lead Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Lead Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Lead Investor or any Purchaser, or without the prior consent of the Lead Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.6           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Merger Agreement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  The Company covenants that contemporaneously with the closing of the Merger and the PIPE Financing it shall cause Merger Candidate to issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and thereby containing therein all of the information required under the Exchange Act including audited, consolidated financial statements.

4.7           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Debentures hereunder for the purposes set forth on Schedule 4.7, and shall not use such proceeds for (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock, Common Stock Equivalents or the Company’s preferred stock, nor (c) the settlement of any outstanding litigation.

4.8           Indemnification of Purchasers.  Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and their respective directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.9          Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Debentures or otherwise.

4.10         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Debentures as required under Regulation D and to provide a copy thereof to each Purchaser promptly upon filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Debentures for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall promptly provide evidence of such actions promptly upon request of any Purchaser.

4.11         Reporting Requirements.  Until the time the Company becomes subject to the reporting provisions of the Exchange Act unless such information is already available on the Commission’s EDGAR system, the Company shall furnish to each Purchaser that holds Debentures, the following:

(a)           As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company commencing with the most recent fiscal year ending prior to the Closing, audited financial statements of the Company as at the end of such fiscal year and related statements of income and expenses for such fiscal year, all in reasonable detail and in scope to the Purchaser, prepared in accordance with GAAP, with the opinion of Marcum LLP as the independent certified public accountant or other independent certified public accountant reasonably acceptable to the Purchaser, as evidenced by the prior written consent of the Purchaser;

(b)           As soon as available and in any event within forty five (45) days after the end of each fiscal quarter, quarterly financial statements prepared by the Company and other information reasonably requested by the Purchaser;

(c)           As soon as possible and in any event within five (5) Business Days after the Purchasers notify the Company of the occurrence of each Event of Default, a statement of an authorized officer of the Company setting forth the nature and period of existence of such Event of Default and the action which the Company has taken and proposes to take with respect thereto;

(d)           Promptly after the sending or filing thereof, copies of all reports, if any, which the Company sends to any of its shareholders, and copies of all reports and registration statements, if any, which the Company files with the Commission or any trading market upon which the Common Stock is quoted, traded or listed;

(e)           Such other information respecting the condition or operations, financial or otherwise, of the Company as the Purchasers may from time to time reasonably request; and;

(f)           Promptly upon receipt, notice in writing of all Actions and Proceedings and material events relating to all Actions and Proceedings.

4.12         Access to Records. Until the time the Company becomes subject to the reporting provisions of the Exchange Act, the Company shall furnish to each Purchaser that holds Debentures, or any of its duly authorized representatives, attorneys or accountants reasonable access to any and all records at the premises of the Company where such records are kept, such access being afforded without charge, but only upon reasonable request stating the purpose of such request and during normal business hours.  Each such Purchaser making such request agrees to request to execute a confidentiality agreement or similar document reasonably requested by the Company.

4.13         Preservation of Corporate Existence.  The Company shall preserve and maintain for itself and each Subsidiary its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect.

4.14         Merger Approval.  The Company will use its commercially reasonable efforts to obtain the consent of its shareholders to the Merger.  It shall be a default by the Company if fewer than 80% of Company’s shareholders do not approve the Merger.  The Company shall promptly file within the required time periods all blue-sky and other filings necessary to be made in connection with seeking and obtaining approval of the Merger from its shareholders, creditors and any other Person whose approval is required to effectuate the Merger.

4.15         Audits.  The Company undertakes to obtain and provide to the Lead Investor not later than ninety (90) days after the Closing Date, audits of its financial statements sufficient to be filed with the Commission on Form S-1. Failure to timely obtain such audits shall be an “Audit Default.”

4.16         Change of Control.  Upon the occurrence of a Change of Control, at any time that Debentures are outstanding, except in connection with the Merger, the principal amount of the Debentures shall be increased by 100% of the amount outstanding on the date of such Change of Control.  The foregoing increase is intended to compensate the holders of the Debentures for the non-occurrence of a Merger transaction and not as a penalty.

4.17         Articles of Incorporation.  The Company undertakes that it will not amend its Articles of Incorporation if such amendment would impair the rights of the Purchasers as holders of Debentures or if such amendment would negatively impact the Company’s ability to effectuate the Merger.

4.18         Most Favored Nation.  From and after the Closing Date until ninety (90) days after the Closing Date, in the event the Company issues or sells any shares of Common Stock in a private placement (the “Private Placement”) (or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt preferred stock, rights, options, warrants or other instrument that is ant any time convertible into or exercisable or exchangeable for, or otherwise entitled the holder thereof to receive, Common Stock), if a Purchaser reasonably believes that any of the terms and conditions under such Private Placement are more favorable to such investors as the terms and conditions granted hereunder, upon notice to the Company by such Purchaser, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms and conditions in such Private Placement. The Purchaser shall be entitled to rely on the Company’s representations and warranties set forth in any agreement that the Company shall enter into with respect to such Private Placement.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing of the sale of the Debentures has not been consummated on or before 5:30 p.m. (New York City time) on February 11, 2012; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Debentures to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries to be provided by the Purchasers hereunder, shall be in writing and delivered personally, by facsimile, pdf or other electronic delivery, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth below, or such other email address, facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 5.4.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the address set forth below.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic delivery at the facsimile number or email address specified in this Section 5.4 prior to 5:30 p.m. (New York City time), (ii) the Business Day immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic delivery at the facsimile number or email address specified in this Section 5.4 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

If to the Company, to:

BeesFree, Inc.
2101 Vista Parkway, Suite 4033
West Palm Beach, FL 33411
Attn:  Akiva Kurland, Chief Financial Officer
Email:  akurlandcpa@gmail.com

If to the Purchasers, to the addresses set forth on the signature pages.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Lead Investor, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lead Investor.  A Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Debentures, provided that such transferee agrees in writing to be bound, with respect to the transferred Debentures, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Applicable law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10           Survival.  The representations and warranties shall survive the Closing and the delivery of the Debentures for the applicable statute of limitations.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Replacement of Debentures.  If any certificate or instrument evidencing any Debentures is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Debentures.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19           Liquidated Damages.  The Company’s obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such liquidated damages or other amounts are due and payable shall have been canceled.

5.20           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BEESFREE, INC.

By: Mario Sforza
Title: President and Chief Executive Officer

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO BEESFREE, INC.
DEBENTURE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________________

Name of Authorized Signatory: __________________________________________________________________

Title of Authorized Signatory: ___________________________________________________________________

Email Address of Purchaser: ____________________________________________________________________

Facsimile Number of Purchaser: ________________________________________________________________

Address for Notice of Purchaser: ________________________________________________________________

___________________________________________________________________________________________

Address for Delivery of Debentures for Purchaser (if not same as address for notice):

________________________________________________________________________________________

________________________________________________________________________________________

Purchase Price and Principal Amount of Debenture: US$ __________________________________________

EIN Number, if applicable, will be provided under separate cover: ___________________________________

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Debenture

Exhibit B	Term Sheet

Exhibit C	Employment and Consulting Agreements

Schedule 3.1(a)	Subsidiaries

Schedule 3.1(g)	Capitalization

Schedule 3.1(h)	Financial Information

Schedule 3.1(i)(ii)	Material Liabilities

Schedule 3.1(i)(v)	Issuance of Equity Securities to Officers, Directors or Affiliates

Schedule 3.1(p)	Insurance

Schedule 3.1(s)	Fees

Schedule 3.1(v)	Material Agreement

Schedule 3.1(w)	Registration Rights

Schedule 3.1(z)	Indebtedness

Schedule 4.7	Use of Proceeds

Schedule 4.18	Excepted Issuances

EXHIBIT A

FORM OF DEBENTURE

EXHIBIT B

TERM SHEET

EXHIBIT C

EMPLOYMENT AND CONSULTING AGREEMENTS

None.